EXHIBIT D

                        HARTFORD LIFE INSURANCE COMPANY
                            HOME OFFICE ADDRESS:
                           [200 HOPMEADOW STREET
                        SIMSBURY, CONNECTICUT 06089]
                         (A STOCK INSURANCE COMPANY)
                               (THE "COMPANY")

                     [INDIVIDUAL LIFE OPERATIONS ADDRESS:
                               P.O. BOX 64582
                       ST. PAUL, MINNESOTA 55164-0582
                     TELEPHONE NUMBER: 1-800-231-5453]

We will pay the Death Proceeds to the Beneficiary if the Last Surviving Insured dies while this Policy is in force. Payment will be made after We receive Due Proof of Death of the Last Surviving Insured, at Our Individual Life Operations facility in St. Paul, Minnesota.

Signed for the Company

     /S/ RICHARD G. COSTELLO                 /S/ THOMAS M. MARRA
----------------------------------   -------------------------------------
 [RICHARD G. COSTELLO, SECRETARY         THOMAS M. MARRA, PRESIDENT]

READ YOUR POLICY CAREFULLY

This is a legal contract between You and Us

                            RIGHT TO EXAMINE POLICY

WE WANT YOU TO BE SATISFIED WITH THE POLICY YOU HAVE PURCHASED. WE URGE YOU TO EXAMINE IT CLOSELY. IF, FOR ANY REASON YOU ARE NOT SATISFIED, YOU MAY DELIVER OR MAIL THE POLICY TO US OR TO THE AGENT FROM WHOM IT WAS PURCHASED ANYTIME DURING YOUR FREE LOOK PERIOD. YOUR FREE LOOK PERIOD BEGINS ON THE DAY YOU GET YOUR POLICY AND ENDS TEN DAYS AFTER YOU RECEIVE IT. IN SUCH AN EVENT, THE CONTRACT WILL BE RESCINDED AND WE WILL PAY AN AMOUNT EQUAL TO THE GREATER OF
(A) THE TOTAL PREMIUMS PAID FOR THE POLICY LESS ANY INDEBTEDNESS AND WITHDRAWALS; OR (B) THE SUM OF: I) THE ACCOUNT VALUE LESS ANY INDEBTEDNESS, ON THE DATE THE RETURNED POLICY IS RECEIVED BY US OR THE AGENT FROM WHOM IT WAS PURCHASED; AND, (II) ANY POLICY CHARGES TAKEN.

                           ADJUSTABLE DEATH BENEFIT

DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED IN THE DEATH BENEFIT
                               SECTION PAGE 7

                    PREMIUMS PAYABLE AS DESCRIBED ON PAGE 3

                              NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUE PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE VARIABLE, WILL INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT WILL BE VARIABLE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED ARE SUBJECT TO THE PROVISIONS DESCRIBED ON PAGE 7. THE NO LAPSE GUARANTEE IS SUBJECT TO THE PROVISIONS DESCRIBED ON PAGE 14.

                        LAST SURVIVOR FLEXIBLE PREMIUM

                        VARIABLE LIFE INSURANCE POLICY

                                                 [THE HARTFORD LOGO]
HL-19217(06)(NY)
PRINTED IN U.S.A.

                              TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         -----
Policy Specifications...................................................................................   3
Definitions.............................................................................................   4
Death Benefit...........................................................................................   6
Increases and Decreases in Face Amount..................................................................   8
Premiums................................................................................................   9
Valuation Provisions....................................................................................  11
Account Value, Cash Value and Cash Surrender Value......................................................  12
Transfers...............................................................................................  13
Paid Up Life Insurance..................................................................................  14
Dollar Cost Averaging Program...........................................................................  14
Monthly Deduction Amount................................................................................  14
Insurance Class Changes.................................................................................  15
Default and Policy Grace Period.........................................................................  16
Reinstatement...........................................................................................  17
Policy Loans............................................................................................  17
Withdrawals.............................................................................................  19
Surrenders..............................................................................................  19
Payments By Us..........................................................................................  19
Taxation of the Separate Account........................................................................  20
The Contract............................................................................................  20
Ownership and Beneficiary...............................................................................  23
Termination.............................................................................................  24
Continuation Beyond the Younger Insured's Attained Age 120..............................................  24
Income Settlement Options...............................................................................  25
Any Riders follow page..................................................................................

                            POLICY SPECIFICATIONS

                              POLICY INFORMATION

POLICY TYPE:                            LAST SURVIVOR FLEXIBLE PREMIUM VARIABLE LIFE
POLICY NUMBER:                          [UL0000001]
POLICY DATE:                            [JANUARY 1, 2006]
DATE OF ISSUE:                          [JANUARY 1, 2006]
OWNER:                                  [JOHN DOE]
BENEFICIARY:                            [JANE DOE]
FIRST INSURED:                          [JOHN DOE]
FIRST INSURED ISSUE AGE/SEX:            [35, MALE]
FIRST INSURED INSURANCE CLASS:          [PREFERRED/NON-NICOTINE]
SECOND INSURED:                         [MARY DOE]
SECOND INSURED ISSUE AGE/SEX:           [35, FEMALE]
SECOND INSURED INSURANCE CLASS:         [PREFERRED/NON-NICOTINE]

                          DEATH BENEFIT INFORMATION

INITIAL FACE AMOUNT:                    $[1,000,000]
DEATH BENEFIT OPTION:                   [A (LEVEL OPTION)]
DEATH BENEFIT OPTION C LIMIT:           [(NOT APPLICABLE)]

                              PREMIUM INFORMATION

INITIAL PLANNED PREMIUM:                $[10,000.00]
PAYMENT FREQUENCY:                      [ANNUAL]
INITIAL PREMIUM ALLOCATION:             [HARTFORD MONEY MARKET FUND]

                        NO LAPSE GUARANTEE INFORMATION

NO LAPSE GUARANTEE PERIOD:              [JANUARY 1, 2006 - DECEMBER 31, 2015]
MONTHLY NO LAPSE GUARANTEE PREMIUM      $[165.25]

                              ACCOUNT INFORMATION

ANNUAL FIXED ACCOUNT
MINIMUM CREDITED RATE:                  3.00%
SEPARATE ACCOUNT:                       [VARIABLE LIFE II]

UNLESS THE POLICY IS KEPT IN FORCE BECAUSE OF THE NO LAPSE GUARANTEE, IT IS POSSIBLE THAT COVERAGE WILL EXPIRE IF PREMIUMS AND INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE COVERAGE.

BASED ON THE PAYMENT OF THE NO LAPSE GUARANTEE PREMIUM, AN ADDITIONAL LUMP SUM PAYMENT MAY BE REQUIRED TO KEEP THE POLICY IN FORCE AT THE END OF THE NO LAPSE GUARANTEE PERIOD. YOU MAY CONTACT US AT THE NUMBER OR ADDRESS SHOWN ON PAGE 1 FOR MORE INFORMATION

COVERAGE MAY ALSO BE AFFECTED BY CHANGES IN THE MONTHLY DEDUCTION AMOUNT, POLICY LOANS, WITHDRAWALS, AND THE COST OF ANY ADDITIONAL RIDERS. THE MONTHLY DEDUCTION AMOUNT INCLUDES COST OF INSURANCE CHARGES AND OTHER EXPENSE CHARGES. INTEREST RATES WE CREDIT TO THE VALUES IN THE FIXED ACCOUNT IN EXCESS OF THE FIXED ACCOUNT MINIMUM CREDITED RATE ARE NOT GUARANTEED AND ARE SUBJECT TO CHANGE. VARIATIONS IN CREDITED INTEREST RATES, INVESTMENT EXPERIENCE AND MONTHLY DEDUCTION AMOUNTS MAY REQUIRE ADDITIONAL PREMIUMS TO BE PAID OR MAY CAUSE THE ACCOUNT VALUE AND CASH SURRENDER VALUE TO BE LESS THAN THOSE SHOWN IN THE ILLUSTRATION.

POLICY NUMBER: VL0000001

                       DEDUCTIONS FROM PREMIUM PAYMENTS

                                                                                   PERCENT OF
TYPE OF CHARGE                                                  POLICY YEARS     PREMIUMS PAID
-------------------                                            ---------------  -----------------
MAXIMUM PREMIUM CHARGE                                               ALL               6.00%
PREMIUM TAX CHARGE                                                   ALL              [1.75%]*

* THE PREMIUM TAX PERCENTAGE RATE DEPENDS UPON THE RATE ASSESSED BY YOUR STATE OR MUNICIPALITY OF RESIDENCE. IF YOUR STATE OR MUNICIPALITY OF RESIDENCE CHANGES AND/OR IF YOUR RESIDENCE STATE OR MUNICIPALITY CHANGES ITS PREMIUM TAX RATE, THE PREMIUM TAX RATE WILL CHANGE TO EQUAL THAT NEW RATE.

                    MAXIMUM DEDUCTIONS FROM ACCOUNT VALUE

                                                                 CHARGE OR
TYPE OF CHARGE                                 POLICY YEARS      PERCENT OF VALUE
------------------                            ---------------    --------------------
MONTHLY ADMINISTRATIVE CHARGE                       1-5          $30.00 PER MONTH
                                                    6+           $10.00 PER MONTH
MORTALITY AND EXPENSE RISK RATE                    1-10          0.0625% PER MONTH [(0.75]% PER YEAR) OF
                                                                 THE ACCUMULATED VALUE IN THE SUB-ACCOUNTS
                                                   11-20         0.0500% PER MONTH [(0.60]% PER YEAR) OF
                                                                 THE ACCUMULATED VALUE IN THE SUB-ACCOUNTS
                                                    21+          0
PER $1,000 CHARGE RATE                              1-7          $[0.075] PER MONTH PER $1,000 OF INITIAL
                                                                 FACE AMOUNT
                                                   [8+]          $0.000
UNSCHEDULED FACE AMOUNT INCREASE FEE*               ALL          $0.08333 PER MONTH PER $1,000 OF
                                                                 UNSCHEDULED FACE AMOUNT INCREASE. IT WILL
                                                                 NEVER BE LESS THAN $41.67 PER MONTH OR
                                                                 MORE THAN $250.00 PER MONTH.

* Assessed on the first twelve Monthly Activity Dates beginning on the effective date of each increase

                                TRANSFER CHARGE

ALL POLICY YEARS            $[25.00] PER TRANSFER IN EXCESS OF ONE PER CALENDAR MONTH

                                      3A

                          MAXIMUM SURRENDER CHARGES

    OLICY        SURRENDER      POLICY     SURRENDER
   PYEAR           CHARGE        YEAR        CHARGE
   --------     -------------  ---------  -------------
      1          [$3,769.00        6        3,351.00
      2            3,769.00        7        3,141.00
      3            3,769.00        8        2,932.00
      4            3,769.00        9        2,722.00
      5            3,560.00       10            0.00]

                        SCHEDULED FACE AMOUNT INCREASES

DATE OF INCREASE            SCHEDULED INCREASE AMOUNT
---------------------    ---------------------------------
   [JANUARY 1, 2006                  $  75,000
   JANUARY 1, 2007                   $  75,000
   JANUARY 1, 2008                   $  75,000
   JANUARY 1, 2009                   $  75,000]



                                      3B

                            POLICY SPECIFICATIONS

                  TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
           AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000

                           MINIMUM          MAXIMUM COST                      MINIMUM          MAXIMUM COST
      ATTAINED          DEATH BENEFIT       OF INSURANCE       ATTAINED    DEATH BENEFIT       OF INSURANCE
         AGE             PERCENTAGES            RATE             AGE        PERCENTAGES            RATE
     ------------      -----------------  ------------------  ----------- -----------------  -----------------
         [35                 250.00            0.000000            78           105.00            2.114600
         36                  250.00            0.000100            79           105.00            2.467900
         37                  250.00            0.000200            80           105.00            2.889100
         38                  250.00            0.000300            81           105.00            3.387200
         39                  250.00            0.000400            82           105.00            3.938500
         40                  250.00            0.000700            83           105.00            4.548200
         41                  243.00            0.000900            84           105.00            5.237800
         42                  236.00            0.001300            85           105.00            5.984700
         43                  229.00            0.001800            86           105.00            6.836100
         44                  222.00            0.002300            87           105.00            7.822800
         45                  215.00            0.003100            88           105.00            8.878400
         46                  209.00            0.004200            89           105.00            9.961300
         47                  203.00            0.005400            90           105.00           10.892800
         48                  197.00            0.007100            91           104.00           11.773200
         49                  191.00            0.009100            92           103.00           12.915500
         50                  185.00            0.011400            93           102.00           14.321300
         51                  178.00            0.014300            94           101.00           15.996500
         52                  171.00            0.017900            95           100.00           17.794400
         53                  164.00            0.022400            96           100.00           19.573900
         54                  157.00            0.027800            97           100.00           20.860100
         55                  150.00            0.034600            98           100.00           21.690100
         56                  146.00            0.042800            99           100.00           23.058100
         57                  142.00            0.052600           100           100.00           24.729300
         58                  138.00            0.064400           101           100.00           26.504600
         59                  134.00            0.078300           102           100.00           28.476400
         60                  130.00            0.097500           103           100.00           30.649300
         61                  128.00            0.118700           104           100.00           33.035800
         62                  126.00            0.144300           105           100.00           35.578600
         63                  124.00            0.174600           106           100.00           38.204600
         64                  122.00            0.210000           107           100.00           40.893700
         65                  120.00            0.251300           108           100.00           43.645000
         66                  119.00            0.298500           109           100.00           46.498200
         67                  118.00            0.353200           110           100.00           49.371600
         68                  117.00            0.416300           111           100.00           52.160500
         69                  116.00            0.490100           112           100.00           54.844800
         70                  115.00            0.578000           113           100.00           57.607600
         71                  113.00            0.684800           114           100.00           61.019800
         72                  111.00            0.811900           115           100.00           64.291900
         73                  109.00            0.957700           116           100.00           67.710000
         74                  107.00            1.125800           117           100.00           71.337900
         75                  105.00            1.319400           118           100.00           74.756300
         76                  105.00            1.544000           119           100.00           78.322400]
         77                  105.00            1.807400


                                      3C

THE MINIMUM DEATH BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE. THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 2001 COMMISSIONERS STANDARD ORDINARY, MALE OR FEMALE, SMOKER OR NON-SMOKER, SELECT AND ULTIMATE, AGE LAST BIRTHDAY MORTALITY TABLE. THE MAXIMUM COST OF INSURANCE RATES HAVE BEEN ADJUSTED TO REFLECT ANY SPECIAL CLASS RATING.



                                      3D

DEFINITIONS                      The definitions in this section apply to the following words and phrases whenever and wherever they appear in the Policy.
                                 ACCOUNT VALUE: the total of all amounts in the Fixed Account, Loan Account and Sub-Accounts.
                                 ACCUMULATION UNIT: an accounting unit used to calculate the value of a
                                 Sub-Account.
                                 BENEFICIARY: any person named in Our records to receive the Death Benefit after the death of the Last Surviving Insured.
                                 CASH SURRENDER VALUE: Your Cash Value, less any Indebtedness.
                                 CASH VALUE: Your Account Value, less any applicable Surrender Charges.
                                 COMPANY, WE, US, OUR: the Company referred to on the first page of the
                                 Policy.
                                 CUMULATIVE NO-LAPSE GUARANTEE PREMIUM: the premium required to maintain the
                                 No-Lapse Guarantee. On the Policy Date, the Cumulative No-Lapse Guarantee
                                 Premium is the Monthly No-Lapse Guarantee Premium shown in the Policy
                                 Specifications. On each Monthly Activity Date thereafter, the Cumulative
                                 No-Lapse Premium is: (a) the Cumulative No-Lapse Guarantee Premium on the
                                 previous Monthly Activity Date; plus (b) the current Monthly No-Lapse
                                 Guarantee Premium.
                                 DATE OF ISSUE: the date shown on Page 3 from which Suicide and
                                 Incontestability provisions are measured. The date may be different from the
                                 Policy Date.
                                 DEATH BENEFIT: the amount used to calculate the Death Proceeds. On the
                                 Policy Date, the Death Benefit is determined by the Death Benefit Option You selected on Your application. Thereafter, it may change in accordance with the terms of the Death Benefit Option provision, the Minimum Death Benefit provision and any additional benefits provided by rider which may be attached to this Policy.
                                 DEATH BENEFIT OPTION: the Death Benefit Option selected by You and in effect determines how the Death Benefit is calculated as described under the Death
                                 Benefit provision.
                                 DEATH PROCEEDS: the amount which We will pay on the death of the Last
                                 Surviving Insured as described under the Death Benefit provision.
                                 DOLLAR COST AVERAGING: systematic transfers from one account to any other available accounts.
                                 DUE PROOF OF DEATH: A certified death certificate, an order of a court of competent jurisdiction, or any other proof acceptable to Us.
                                 FACE AMOUNT: an amount We use to determine the Death Benefit. On the Policy
                                 Date, the Face Amount equals the Initial Face Amount shown in the Policy
                                 Specifications. Thereafter, it may change in accordance with the terms of the Increases and Decreases in Face Amount, Death Benefit Option Changes,
                                 and Withdrawals provisions.

DEFINITIONS                      FIXED ACCOUNT: an Investment Choice which is a part of the Company's General
(CONTINUED)                      Account to which all or a portion of the Account Value may be allocated.
                                 Amounts allocated to this Account are credited at a rate of interest as declared by Us.
                                 FUND: a registered open-end management company in which assets of the
                                 Separate Account may be invested.
                                 GENERAL ACCOUNT: an account which contains all of our Company assets other than those held in Our Separate Accounts
                                 INDEBTEDNESS: all unpaid loans granted by Us and taken against the Policy plus any interest due or accrued on such loans.
                                 INSURED(S): the person(s) whose lives are insured under the Policy as shown in the Policy Specifications.
                                 INTERNAL REVENUE CODE: The Internal Revenue Code of 1986, as amended.
                                 INVESTMENT CHOICES: The options among which You can allocate Your Account
                                 Value. These include the Fixed Account and the Sub-Accounts.
                                 IN GOOD ORDER: We have everything that We need to properly process a request, financial transaction or other transaction. This may include proper completion of certain forms, valid instructions and authorization or other administrative requirements.
                                 IN WRITING: in a written form satisfactory to Us.
                                 ISSUE AGE: as of the Policy Date, an Insured's age on his/her last birthday.
                                 LAST SURVIVING INSURED: the Insured who survives after the death of one of the Insureds shown in the Policy Specifications. If both Insureds die simultaneously, the Last Surviving Insured will be the First Insured shown in the Policy Specifications.
                                 LOAN ACCOUNT: an Account used to hold amounts set aside to serve as security for loans taken against the Policy.
                                 MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date.
                                 NET PREMIUM: the amount of premium allocated to Your Investment Choices. It is the premium paid less the Deductions from Premium Payments shown in the
                                 Policy Specifications.
                                 PLANNED PREMIUM: the amount that the Owner intends to pay. The Initial
                                 Planned Premium is shown in the Policy Specifications.
                                 POLICY ANNIVERSARY: an anniversary of the Policy Date.
                                 POLICY DATE: the date shown in the Policy Specifications from which Policy
                                 Anniversaries and Policy Years are determined. This is the date on which monthly deductions begin.
                                 POLICY YEARS: years as measured from the Policy Date.
                                 PRO RATA BASIS: an allocation method based on the proportion of the Account
                                 Value in the Fixed Account and each Sub-Account.

DEFINITIONS                      SEPARATE ACCOUNT: an account, as specified in the Policy Specifications,
(CONTINUED)                      that has been established by Us to separate the assets funding the variable benefits for the class of contracts to which the Policy belongs from the other assets of the Company.
                                 SUB-ACCOUNTS: the subdivisions of the Separate Account, each of which invests in a corresponding Fund.
                                 SURRENDER CHARGE: a charge that is assessed if You surrender the Policy for its Cash Surrender Value.
                                 VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.
                                 VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.
                                 YOU, YOUR: the Owner of the Policy.
GENERAL                          The Policy will become effective if and when:
                                 (a)  it is delivered to the Owner and while the Insureds are alive;
                                 (b)  all answers in the application continue to be true and complete at the time of delivery;
                                 (c)  We receive the initial premium payment while the Insureds are alive; and
                                 (d)  The initial premium payment is sufficient to cover the Monthly
                                      Deduction Amount as of the Policy Date.
DEATH BENEFIT                    GENERAL
                                 Subject to the terms of this Policy and while it is in force, We will pay the Death Proceeds to the Beneficiary(ies) upon Our receipt of Due Proof of
                                 Death of the Last Surviving Insured.
                                 DEATH PROCEEDS
                                 Death Proceeds equal the Death Benefit less Indebtedness and less any due and unpaid Monthly Deduction Amounts occurring during a Policy Grace Period.
                                 The Death Benefit is equal to the greater of the Death Benefit provided by the Death Benefit Option chosen and the Minimum Death Benefit.
                                 Any Monthly Deduction Amounts taken after the date of the Last Surviving
                                 Insured's death and before We receive Due Proof of Death will be added to the Account Value for purposes of determining Death Proceeds. All amounts used in determining the Death Proceeds are calculated as of the date We receive Due Proof of Death.
                                 We will pay interest on the Death Proceeds of at least 2% per year (or higher, if required by the laws of the state in which this Policy is issued)
                                 from the date of the Last Surviving Insured's death to the date payment is made or an Income Settlement Option is elected.
                                 If the Last Surviving Insured dies after We receive a request In Writing from You to surrender the Policy, the Cash Surrender Value will be paid in lieu of the Death Proceeds

DEATH BENEFIT                    NOTIFICATION OF FIRST DEATH OF THE INSUREDS
(CONTINUED)                      You must notify Us In Writing and give Us due proof of the first death of the Insureds as soon as possible after such death.
                                 DEATH BENEFIT OPTIONS
                                 You have four Death Benefit Options available. Options A, B and C are available at issue. Option D is not available at issue, however, You may change from Option B to Option D as described under Death Benefit Option
                                 Changes.
                                 1.   Under Option A (Level Option), the Death Benefit is the current Face
                                      Amount.
                                 2.   Under Option B (Return of Account Value Option), the Death Benefit is
                                      the current Face Amount, plus the Account Value on the date We receive due proof of the Last Surviving Insured's death.
                                 3.   Under Option C (Return of Premium Option), the Death Benefit is the
                                      current Face Amount, plus the lesser of:
                                      (a)  the sum of the premiums paid; or
                                      (b)  the Death Benefit Option C Limit shown in the Policy
                                           Specifications;
                                 4.   Under Option D (Decreasing Option) the Death Benefit is the current
                                      Face Amount, plus the lesser of:
                                      (a)  the Account Value on the date We receive due proof of the Last
                                           Surviving Insured's death; or
                                      (b)  the Option Adjustment Amount. On the date You change Your Death
                                           Benefit from Option B (Return of Account Value) to Option D
                                           (Decreasing Option), the Option Adjustment Amount is the Account
                                           Value on the date of the change. Thereafter, the Option Adjustment
                                           Amount will be reduced by any Withdrawals. Refer to the
                                           Withdrawals provision for more information.
                                 DEATH BENEFIT OPTION CHANGES
                                 You may change Your Death Benefit Option, subject to the conditions described here. You must notify Us In Writing or in a manner satisfactory to
                                 Us of the change. Such change will be effective on the Monthly Activity Date following the date We receive the request and the conditions are met.
                                 The following changes are allowed with no evidence of insurability required, unless an Option Change from Option B to Option A would result in a Face
                                 Amount that exceeds Our then current guidelines and limitations as described in 4. below:
                                 1.   You may change from Option A (Level Option) to Option B (Return of
                                      Account Value Option). If You do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change, decreased by the then current Account Value.
                                 2.   You may change from Option B (Return of Account Value Option) to Option
                                      D (Decreasing Option). The Option D Death Benefit is the current Face
                                      Amount increased by the lesser of:
                                      (a)  the Account Value on the date We receive Due Proof of Death of the
                                           Last Surviving Insured; or
                                      (b)  the Option Adjustment Amount.

DEATH BENEFIT                    3.   You may change from Option C (Return of Premium Option) to Option A
(CONTINUED)                           (Level Option). If You do, the Face Amount will become that amount available as a Death Benefit immediately prior to the option change.
                                 4.   You may change from Option B (Return of Account Value Option) to Option
                                      A (Level Option). However, if this change would result in a Face Amount that exceeds our guidelines and limitations that may be in effect, You must provide evidence of insurability satisfactory to Us. If You do, the Face Amount will become the Face Amount immediately prior to the option change increased by the Account Value on the date of the option change.
                                 MINIMUM DEATH BENEFIT
                                 For policies that meet the definition of life insurance under the Guideline
                                 Premium/Cash Value Corridor Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value multiplied by the Minimum Death Benefit Percentage for the then current Policy Year.
                                 For policies that meet the definition of life insurance under the Cash Value
                                 Accumulation Test prescribed by the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the Account Value minus the present value of charges for qualified additional benefit riders (as defined by the Internal Revenue Code), multiplied by the Minimum Death Benefit Percentage for the then current
                                 Policy Year.
                                 To the extent this increase in the Death Benefit would result in an Amount at Risk that exceeds Our guidelines and limitations that may be in effect,
                                 We reserve the right to:
                                 (a)  distribute to You a portion of the Cash Surrender Value sufficient to continue to qualify the Policy as life insurance and such that the
                                      Amount at Risk does not exceed Our guidelines and limitations in effect; or
                                 (b)  require evidence of insurability satisfactory to Us.
                                 The Minimum Death Benefit is determined by using the Account Value on the date We receive Due Proof of Death of the Last Surviving Insured. Any
                                 Monthly Deduction Amounts taken after the date of the Last Surviving
                                 Insured's death and before We receive Due Proof of Death will be added to the Account Value for purposes of determining Death Proceeds.
INCREASES AND                    SCHEDULED INCREASES IN FACE AMOUNT
DECREASES IN                     We will increase the Face Amount automatically by the amounts shown in the
FACE AMOUNT                      Policy Specifications. These scheduled increases will continue until You request to discontinue the increases or until You request to decrease the
                                 Face Amount of Your Policy as described below. Decreases in the Face Amount as a result of Withdrawals will not affect Your scheduled increases.
                                 Scheduled increases in the Face Amount are not subject to Evidence of
                                 Insurability or the Face Amount Increase Fees. .
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
INCREASES AND                    UNSCHEDULED INCREASES IN FACE AMOUNT
DECREASES IN                     At any time after the first Policy Year, you may request to increase the
FACE AMOUNT                      Face Amount. All such requests must be applied for on a new application and
(CONTINUED)                      accompanied by the Policy. All requests will be subject to evidence of insurability satisfactory to Us. The minimum amount by which the Face Amount can be increased is based on Our rules then in effect. We may limit You to one increase during any 12-month period.
                                 Any increase approved by Us will be effective on the Monthly Activity Date shown on the new policy specifications page, provided that the Monthly
                                 Deduction Amount for the first month after the effective date of the increase is made. The Unscheduled Face Amount Increase Fee shown in the
                                 Policy Specifications is assessed on the first twelve Monthly Activity Dates beginning on the effective date of each increase.
                                 DECREASES IN FACE AMOUNT
                                 At any time after the first Policy Year, you may request In Writing, or in a manner satisfactory to Us, to decrease the Face Amount. The minimum amount by which the Face Amount can be decreased is based on Our rules then in effect. Such decrease in Face Amount will result in discontinuance of all future Scheduled Increases in Face Amount. We may limit You to one decrease during any 12-month period.
                                 Any decrease will be effective on the Monthly Activity Date following the date We receive Your request. The remaining Face Amount must not be less than Our minimum rules then in effect. If there have been any Face Amount increases, decreases will be applied to the most recent increase first then to the next most recent increase until the decrease has been fully applied.
PREMIUMS                         GENERAL
                                 The Initial Premium Payment must be received by Us prior to or upon delivery of the Policy and such payment must be sufficient to cover the Monthly
                                 Deduction Amount as of the Policy Date.
                                 After the first premium has been paid, subsequent premiums can be paid at any time and in any amount, subject to the following limitations:
                                 (a)  The minimum premium that We will accept is the greater of (a) $50; or
                                      (b) the amount required to keep the Policy in force.
                                 (b)  For monthly, pre-authorized payments made by bank draft, the minimum premium that We will accept is the greater of (a) $25; or (b) the amount required to keep the Policy in force.
                                 (c)  If premiums are received which would cause the Policy to fail to meet the definition of a life insurance contract in accordance with the
                                      Internal Revenue Code, We may refund the excess premium payments. Such refunds and interest thereon will be made within 60 days after the end of a Policy Year.
                                 (d)  We may require evidence of insurability any time a premium payment results in an increase in the Death Benefit greater than the amount of the premium.
                                 (e)  Any premium received in excess of $1,000,000 is subject to Our approval.
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
PREMIUMS (CONTINUED)             The actual amount and frequency of payments will affect Your Account Value and could affect the amount and duration of insurance provided by the Policy.
                                 HOW TO MAKE PREMIUM PAYMENTS AND PREMIUM ALLOCATION
                                 Checks must be made payable to the Company shown on the first page of the
                                 Policy. Checks may be sent to Us at the address shown on the premium notice.
                                 The premium will be applied on the date We receive it in Good Order at the address shown on the premium notice. You must instruct us, In Writing or in a manner satisfactory to Us, how you want Your premium allocated among Your selected Investment Choices. Except for premium received by Us prior to the end of the Right to Examine period, premium will be allocated based on Your instructions. See the Initial Premium Allocation provision for how we allocate initial premium received during the Right to Examine period. We will apply any amount received under the Policy as a premium unless it is clearly marked otherwise.
                                 PREMIUM REMINDER NOTICE
                                 If Your premium payment frequency is annual, semiannual or quarterly, We will send You a premium reminder notice for the amount of the Planned
                                 Premium. The Initial Planned Premium and payment frequency You selected are shown in the Policy Specifications. You may change the Planned Premium payment shown on the premium notices subject to Our premium limitations.
                                 INITIAL PREMIUM ALLOCATION
                                 Based on Your instructions, We will allocate Your Net Premiums among Your
                                 Investment Choices as instructed by you as long as:
                                 (a)  the total number of Your active Investment Choices does not exceed twenty, or the maximum number of active Investment Choices currently allowed by Us;
                                 (b)  and any percentage You allocate to each active Investment Choice is in whole percentages.
                                 However, any premium allocated to active Investment Choices and received by
                                 Us prior to the end of the Right to Examine period as described in the Right to Examine Policy provision will be allocated to the Money Market
                                 Sub-Account available under the Policy. The accumulated values of the Money
                                 Market Account will then be transferred to the other available Investment
                                 Choices according to Your instructions on the later of:
                                 (a)  the end of the Right to Examine period as described in the Right To
                                      Examine Policy provision; or
                                 (b)  the date We receive the final requirement to put the Policy in force.
                                 Net Premiums received in Good Order will be applied on the later of:
                                 (a)  the Policy Date; or
                                 (b)  the date We receive the Premium.
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
PREMIUMS (CONTINUED)             SUBSEQUENT PREMIUM ALLOCATIONS
                                 You may change how Your premiums are allocated by notifying Us In Writing or in a manner satisfactory to Us. Subsequent Net Premiums will be allocated to
                                 Your selected Investment Choices according to Your most recent instructions as long as:
                                 (a)  the number of Investment Choices You choose does not exceed twenty, or the maximum currently allowed by Us; and
                                 (b)  the percentage You allocate to each Investment Choice is in whole percentages.
VALUATION PROVISIONS             SUB-ACCOUNT ACCUMULATION UNITS
                                 Amounts allocated to each Sub-Account increase the number of Accumulation
                                 Units in each Sub-Account. The number of Accumulation Units added to each
                                 Sub-Account is determined by dividing the amount allocated to the
                                 Sub-Account by the dollar value of one Accumulation Unit for such
                                 Sub-Account.
                                 Amounts taken from each Sub-Account decrease the number of Accumulation
                                 Units in each Sub-Account. The number of Accumulation Units subtracted from each Sub-Account is determined by dividing the amount taken from the
                                 Sub-Account by the dollar value of one Accumulation Unit for such
                                 Sub-Account.
                                 The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each
                                 Sub-Account may increase or decrease daily as described below.
                                 SUB-ACCOUNT ACCUMULATION UNIT VALUE
                                 The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each
                                 Valuation Day by multiplying the Accumulation Unit Value of the particular
                                 Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment
                                 Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that
                                 Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.
                                 EMERGENCY PROCEDURE
                                 If the national stock exchange is closed (except for holidays or weekends)
                                 or trading is restricted due to an existing emergency as defined by the
                                 Securities and Exchange Commission so that We cannot value the Sub-Accounts,
                                 We may postpone all transactions which require valuation of the Sub-Accounts until valuation is possible. Any provision of the Policy which specifies a
                                 Valuation Day will be superseded by the emergency procedure.
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
VALUATION PROVISIONS             INTEREST CREDITED TO THE FIXED ACCOUNT
(CONTINUED)                      We will credit interest to amounts in the Fixed Account on a monthly basis at rates as determined by Us. The credited rate will be no less than the
                                 Annual Fixed Account Minimum Credited Rate shown in the Policy
                                 Specifications. Such additional amounts credited will be non-forfeitable from the effective date of their crediting, except indirectly through
                                 Surrender Charges. Interest credited will reflect the timing of amounts added to or withdrawn from the Fixed Account. Credited rates will be determined based on Our future expectations as to interest rates, mortality, expenses, persistency and taxes.
ACCOUNT VALUE, CASH              ACCOUNT VALUE
VALUE AND CASH SURRENDER VALUE   Your Account Value on the Policy Date equals the initial Net Premium less the Monthly Deduction Amount for the first policy month.
                                 On each subsequent Monthly Activity Date, Your Account Value equals:
                                 (a)  the sum of Your Accumulated Values in the Fixed Account and
                                      Sub-Accounts; plus
                                 (b)  the value of Your Loan Account, if any; minus,
                                 (c)  the appropriate Monthly Deduction Amount.
                                 On each Valuation Day (other than a Monthly Activity Date), Your Account
                                 Value equals:
                                 (a)  the sum of Your Accumulated Values in the Fixed Account and
                                      Sub-Accounts; plus
                                 (b)  the value of Your Loan Account, if any.
                                 ACCUMULATED VALUE IN THE FIXED ACCOUNT
                                 Your Accumulated Value in the Fixed Account equals:
                                 (a)  the Net Premiums allocated to it; plus
                                 (b)  amounts transferred to it from the Sub-Accounts or the Loan Account;
                                      plus
                                 (c)  interest credited to it; minus
                                 (d)  amounts transferred out of it to the Sub-Accounts or the Loan Account;
                                      minus
                                 (e)  any transfer charges that have been taken from it; minus
                                 (f)  any Monthly Deduction Amounts taken from it; minus
                                 (g)  any Withdrawals taken from it.
                                 ACCUMULATED VALUE IN THE SUB-ACCOUNTS
                                 Your Accumulated Value in any Sub-Account equals:
                                 (a)  the number of Your Accumulation Units in that Sub-Account on the
                                      Valuation Day; multiplied by
                                 (b)  that Sub-Account's Accumulation Unit Value on the Valuation Day.
                                 For purposes of calculating Sub-Account values, whenever the Monthly
                                 Activity Date falls on a date other than a Valuation Day, We will use the
                                 Sub-Account values as of the next Valuation Day.
                                 The number of Accumulation Units in any Sub-Account is increased when:
                                 (a)  Net Premiums are allocated to it; or
                                 (b)  amounts are transferred to it from other Sub-Accounts, the Fixed
                                      Account or the Loan Account.
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
ACCOUNT VALUE, CASH VALUE AND    The number of Accumulation Units in any Sub-Account is decreased when:
CASH
SURRENDER VALUE                  (a)  amounts are transferred out of it to other Sub-Accounts, the Fixed
(CONTINUED)                           Account or the CASH Loan Account; or
                                 (b)  any transfer charges have been taken from it; or
                                 (c)  any Monthly Deduction Amounts are taken from it; or
                                 (d)  any Withdrawals are taken from it.
                                 LOAN ACCOUNT VALUE
                                 The value in the Loan Account equals:
                                 (a)  amounts transferred to it from the Fixed Account or Sub-Accounts as a result of loans taken; plus
                                 (b)  amounts transferred to it from the Fixed Account or Sub-Accounts as a result of interest charged on Indebtedness which exceeds interest credited to the Loan Account; plus
                                 (c)  interest credited to it; minus
                                 (d)  amounts transferred out of it to the Fixed Account or Sub-Accounts as a
                                      result of loan repayments.
                                 CASH VALUE
                                 Your Cash Value is equal to the Account Value less any applicable Surrender
                                 Charges. The Surrender Charges and the Policy Years during which they will be applied are shown in the Policy Specifications.
                                 CASH SURRENDER VALUE
                                 Your Cash Surrender Value is equal to Your Cash Value minus the
                                 Indebtedness, if any.
TRANSFERS                        AMOUNT AND FREQUENCY OF TRANSFERS
                                 As long as the Policy is in effect, You may request In Writing, or in a manner satisfactory to Us, to transfer amounts among Your Investment
                                 Choices. We may limit the size of transfers and remaining balances, and/or limit the number and frequency of transfers.
                                 RESTRICTIONS ON TRANSFERS
                                 You are limited as to the timing and the amounts that can be transferred from the Fixed Account to the Sub-Accounts (other than transfers under a
                                 Dollar Cost Averaging program). The limits are as follows:
                                 (a)  the transfer must occur during the 30 day period following each Policy
                                      Anniversary; and
                                 (b)  the maximum amount transferred in any Policy year will be limited to the greater of (i) $1,000; and (ii) 25% of the Accumulated Value in
                                      Your Fixed Account on the date of transfer.
                                 TRANSFER CHARGE
                                 After a transfer has occurred, the Transfer Charge shown in the Policy
                                 Specifications, if any, will be deducted on a Pro Rata Basis.
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
PAID UP LIFE INSURANCE           As long as this Policy is in effect, you may transfer all amounts in the
                                 Sub-Accounts to the Fixed Account and apply the Cash Surrender Value to purchase a non-variable Paid-Up Life Insurance Policy. The amount of the non-variable Paid-Up Life Insurance Policy will equal the amount that can be purchased by the net single premium at the then attained age of the Insured based on the Minimum General Account Annual Credited Rate and Maximum Cost
                                 of Insurance Rates guaranteed in the Policy. Subsequent Cash Values of the non-variable Paid-Up Life Insurance will be based on the 1980 Commissioners
                                 Standard Ordinary Male or Female Mortality Table, age last birthday, using the Monthly Maximum Cost of Insurance and the Minimum General Account Annual
                                 Credited Rate. The Paid-Up Life Insurance Policy is not subject to the
                                 Monthly Administrative Charge.
DOLLAR COST                      DOLLAR COST AVERAGING (DCA) PROGRAM
AVERAGING PROGRAM                From time to time We may offer a Dollar Cost Averaging program in which you may enroll. Under the DCA program, you may make systematic transfers of value between the available Sub-Accounts and the Fixed Account. You may obtain information from Us on the available DCA programs at any time. If you enroll in a DCA Program, You may terminate participation at any time by contacting Us. In such an event, any non-transferred balances will be allocated to the other accounts.
MONTHLY DEDUCTION                GENERAL
AMOUNT                           On each Monthly Activity Date, We will deduct an amount from Your Account
                                 Value to pay for the benefits provided by the Policy. This amount is called the Monthly Deduction Amount. On each Policy Anniversary We will determine the rates used to calculate the Monthly Deduction Amount for that Policy
                                 Year. These rates will not exceed the maximum rates shown in the Policy
                                 Specifications. Actual rates will be determined based on our future expectations of such factors as mortality, expenses, interest, persistency and taxes. Any change we make will be on a uniform basis for Insureds of the same Issue Age, Sex, Insurance class, Initial Face Amount, and the length of time coverage has been in-force.
                                 The Monthly Deduction Amount equals:
                                 (a)  the Cost of Insurance; plus
                                 (b)  the Monthly Administrative Charge; plus
                                 (c)  Monthly Per $1,000 Charge; plus
                                 (d)  the Mortality and Expense Risk Charge; plus
                                 (e)  the Face Amount Increase Fee, if any; plus
                                 (f)  the charges for additional benefits provided by rider, if any.
                                 The Monthly Deduction Amount will be taken on a Pro Rata Basis from the
                                 Fixed Account and Sub-Accounts on each Monthly Activity Date. You may request In Writing or in a manner satisfactory to Us to have monthly deductions taken from specific Sub-Accounts and/or Fixed Account. If any of
                                 Your specified choices has insufficient value to cover its portion of the
                                 Monthly Deduction Amount, the entire Monthly Deduction Amount will be taken on a Pro Rata Basis.
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
MONTHLY DEDUCTION                COST OF INSURANCE
AMOUNT (CONTINUED)               The Cost of Insurance for any Monthly Activity Date is equal to:
                                 (a)  the Cost of Insurance Rate per $1,000; multiplied by
                                 (b)  the amount at risk; divided by
                                 (c)  $1,000.
                                 On any Monthly Activity Date, the amount at risk equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction
                                 Amount.
                                 MONTHLY ADMINISTRATIVE CHARGE
                                 The Monthly Administrative Charge will not exceed the amount(s) shown in the
                                 Policy Specifications.
                                 MONTHLY PER $1,000 CHARGE
                                 The Monthly Per $1,000 Charge is equal to:
                                 (a)  the Monthly Per $1,000 Rate; multiplied by
                                 (b)  the Initial Face Amount; divided by
                                 (c)  $1,000.
                                 MORTALITY AND EXPENSE RISK CHARGE
                                 The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:
                                 (a)  the monthly Mortality and Expense Risk Rate; multiplied by
                                 (b)  the sum of Your Accumulated Values in the Sub-Accounts on the Monthly
                                      Activity Date, prior to assessing the Monthly Deduction Amount.
                                 FACE AMOUNT INCREASE FEE
                                 The Face Amount Increase Fee will not exceed the amount shown in the Policy
                                 Specifications.
INSURANCE CLASS                  GENERAL
CHANGES                          Based on Our administrative rules in effect and upon providing satisfactory evidence to Us, You may request to change the insurance class to a more favorable class. Only future cost of insurance rates will be based on the more favorable class and all other contract terms and provisions will remain as established at issue. No change in insurance class or cost will occur on account of deterioration of the Insured's health.
                                 Any decrease in cost of insurance rates for which evidence of insurability was obtained CLASS cannot be revoked after the decrease has been in force, during the Insured's lifetime, for two years from the effective date of the decrease. Revocation will occur if the evidence of insurability contained inaccurate information which, had We known it was inaccurate at the time of the class change, would have caused Us to not approve the change.
                                 If We revoke an insurance class change, Your Account Value will be reduced.
                                 The amount of the reduction will equal the additional Cost of Insurance
                                 Charges that would have been deducted from Your Account Value, based on the original insurance class, from the time of the change until the time of the revocation.
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
DEFAULT AND POLICY               POLICY DEFAULT
GRACE PERIOD                     Policy Default is a point in time where the Policy is in danger of terminating. This will happen when there is insufficient value to cover
                                 Monthly Deductions and:
                                 (a)  the No-Lapse Guarantee is not available; or
                                 (b)  Indebtedness equals or exceeds the Cash Value as described below.
                                 If the Policy goes into default, We will send You a notice warning You that the Policy is in danger of terminating. This notice will be mailed to both you and any assignee of record at the last known address(es) within 30 days of the date of the default. It will be mailed both to You and to any assignee of record, at the last known address(es). This notice will tell You the minimum premium required to keep the Policy from terminating. This minimum premium will never be greater than an amount which results in a Cash
                                 Surrender Value equal to the current Monthly Deduction Amount plus the next two Monthly Deduction Amounts as of the date Your Policy goes into default.
                                 POLICY GRACE PERIOD
                                 We will keep the Policy in-force for the 61-day period following the date we mailed you the notice. We call that period the Policy Grace Period. However, if We have not received the required premiums specified in the notice by the end of the Policy Grace Period, the Policy will terminate.
                                 If the Last Surviving Insured dies during the Policy Grace Period, We will pay the Death Proceeds.
                                 NO LAPSE GUARANTEE
                                 A No Lapse Guarantee is available provided:
                                 (a)  the Policy is in the No Lapse Guarantee Period shown in the Policy
                                      Specifications; and
                                 (b)  the cumulative premiums paid into the Policy, less Withdrawals from the
                                      Policy, equal or exceed the Cumulative No Lapse Guarantee Premium; and
                                 (c)  there is no Indebtedness.
                                 While the No Lapse Guarantee is available, We guarantee that Your Policy will not lapse.
                                 NO LAPSE GUARANTEE PREMIUM
                                 The No Lapse Guarantee Premium is shown in the Policy Specifications. If there is any increase or decrease in the Face Amount, or any change in rider coverage or a change in insurance class, a new monthly No Lapse Guarantee
                                 Premium will be calculated. We will send You a notice of the new Monthly No
                                 Lapse Guarantee Premium, which will be used in calculating the Cumulative No
                                 Lapse Guarantee Premium in subsequent months.
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
REINSTATEMENT                    Unless the Policy has been surrendered for its Cash Surrender Value, the
                                 Policy may be reinstated provided:
                                 (a)  You make Your request In Writing within three years from the
                                      Termination Date;
                                 (b)  satisfactory evidence of insurability is submitted;
                                 (c)  both Insureds are alive on the date of Reinstatement;
                                 (d)  any Indebtedness at the time of termination must be repaid or carried over to the reinstated policy; and
                                 (e)  You pay premium equal to or greater than the sum of:
                                      (i)  an amount necessary to cover all Monthly Deduction Amounts that are due and unpaid during the Policy Grace Period; and
                                      (ii) an amount necessary to keep the Policy in force for 3 months after the date of reinstatement.
                                 The Account Value on the reinstatement date will equal:
                                 (a)  the Cash Value at the time of termination; plus
                                 (b)  Net Premiums attributable to premiums paid at the time of reinstatement; minus
                                 (c)  the Monthly Deduction Amounts that were due and unpaid during the
                                      Policy Grace Period.
                                 Any Surrender Charge will be based on the duration from the original Policy
                                 Date as though the Policy had never defaulted.
                                 The Account Value on the reinstatement date will equal:
                                 (a)  the Cash Value at the time of termination; plus
                                 (b)  Net Premiums attributable to premiums paid at the time of reinstatement; minus
                                 (c)  the Monthly Deduction Amounts that were due and unpaid during the
                                      Policy Grace Period.
                                 Any Surrender Charge will be based on the duration from the original Policy
                                 Date as though the Policy had never defaulted.
POLICY LOANS                     GENERAL
                                 At any time while the Policy is in force and the Policy has a Cash Surrender
                                 Value, You may obtain a loan from Us. We will hold the Policy as sole security for repayment of any such loans taken. We may defer granting a loan, for the period permitted by law but not more than six months, unless the loan is to be used to pay premiums on any policies You have with Us.
                                 LOAN AMOUNTS
                                 Any new loan taken together with any existing Indebtedness may not exceed the Cash Surrender Value on the date We grant a loan. The minimum loan amount that We will allow is $500.
                                 LOAN ACCOUNT
                                 When You take a loan, an amount equal to the loan is transferred from Your selected Investment Choices into the Loan Account as security for the loan.
                                 In the absence of instructions from You, We will transfer such amount to the
                                 Loan Account on a Pro Rata Basis from Your selected Investment Choices.
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
POLICY LOANS                     INTEREST CREDITED TO THE LOAN ACCOUNT
(CONTINUED)                      Amounts in the Loan Account will be credited with interest daily at an annual effective rate of 3.0%.
                                 INDEBTEDNESS
                                 Indebtedness is money that is owed to Us as a result of outstanding loan(s)
                                 we have granted using the Policy as sole security and equals (a) all outstanding loans taken; (b) any interest charged to Indebtedness; minus (a)
                                 any loan repayments.
                                 INTEREST CHARGED ON INDEBTEDNESS
                                 Interest charged on Indebtedness will accrue daily. The table below shows the maximum annual effective interest rates We will charge on Your
                                 Indebtedness.

         DURING POLICY           PORTION OF                INTEREST RATE
             YEARS               INDEBTEDNESS                 CHARGED
       ------------------        ---------------------  --------------------
             1-10                        All                    5.00%
         11 and later                 Preferred                 3.25%
                                    Non-Preferred               4.25%

                                 Because the interest charged on Indebtedness may exceed the rate credited to the Loan Account, the Indebtedness may grow faster than the Loan Account. If this happens, any difference between the value of the Loan Account and the
                                 Indebtedness will be transferred on each Monthly Activity Date from Your
                                 Investment Choices to the Loan Account on a Pro Rata Basis.
                                 PREFERRED INDEBTEDNESS
                                 If, any time after the tenth Policy Anniversary, the Account Value exceeds the total of all premiums paid since issue, a portion of Your Indebtedness may qualify as preferred. Preferred Indebtedness is charged a lower interest rate than the non-preferred Indebtedness, if any. Refer to the Interest
                                 Charged on Indebtedness provision for details. The maximum amount of
                                 Preferred Indebtedness is the amount by which the Account Value exceeds the total premiums paid and is determined on each Monthly Activity Date.
                                 LOAN REPAYMENTS
                                 All or part of a loan may be repaid at any time while the Policy is in force and either of the Insureds is alive. However, each repayment must be at least $50 or the amount of outstanding Indebtedness. Such repayments must be clearly identified In Writing as a loan repayment. The amount of a loan repayment will be deducted from the Loan Account and will be allocated among
                                 Your selected Investment Choices in the same percentage as premiums are allocated.
                                 TERMINATION DUE TO EXCESSIVE INDEBTEDNESS
                                 The Policy will go into default on any Monthly Activity Date on which the
                                 Indebtedness equals or exceeds the Cash Value. Refer to the Default and
                                 Policy Grace Period provision for more information.

WITHDRAWALS                      GENERAL
                                 You may request a withdrawal In Writing. The minimum withdrawal allowed is
                                 $500. The maximum withdrawal is the Cash Surrender Value less $1,000. A charge of up to $10 may be assessed for each withdrawal. One withdrawal per calendar month is allowed. Unless specified otherwise the withdrawal will be deducted on a Pro Rata Basis.
                                 If the Death Benefit Option then in effect is Option A (Level Option) or
                                 Option C (Return of Premium Option), the Face Amount will be reduced by the amount equal to the reduction in the Account Value resulting from the withdrawal.
                                 If the Death Benefit Option then in effect is Option D (Decreasing Option), the withdrawal will result in a reduction in the Option Adjustment Amount, but the Option Adjustment Amount will not be allowed to become negative. If the Option Adjustment Amount becomes zero, any remaining and/or additional withdrawal amounts will result in a reduction in the Face Amount.
SURRENDERS                       GENERAL
                                 While the Policy is in force, You may surrender the Policy to Us. The
                                 Policy, and additional benefits provided by rider, are then canceled as of the day We receive Your request In Writing or the date You request the surrender, whichever is later. We will then pay You the Cash Surrender Value as of that date.
PAYMENTS BY US                   GENERAL
                                 We will pay Death Proceeds, Cash Surrender Values, Withdrawals and loan amounts attributable to the Sub-Accounts within 7 days after We receive all the information needed to process the payment unless:
                                 (a)  the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission
                                      (SEC); or
                                 (b)  an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
                                 (c)  the SEC, by order, permits postponement for the protection of policy owners.
                                 DEFERRAL OF PAYMENTS FROM THE FIXED ACCOUNT
                                 We may defer payment of any Cash Surrender Values, Withdrawals and loan amounts which are not attributable to the Sub-Accounts for up to six months from the date of the request. If We defer payment for more than 10 days, We will pay interest at a rate equal to the current rate payable by Us on amounts left on deposit with Us under the Interest Income Settlement Option.

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
TAXATION OF THE SEPARATE         We do not expect to incur any federal, state or local income tax on the
ACCOUNT                          earnings or realized capital gains attributable to the Separate Account.
                                 Based upon these expectations, no charge is being made to the Separate
                                 Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the Policy in the future.
THE CONTRACT                     ENTIRE CONTRACT
                                 The Policy, the attached copy of the initial application, any applications for reinstatement, all subsequent applications to change the Policy, any endorsements or riders and all additional policy information sections added to the Policy are the entire contract. The contract is made in consideration of the application and the payment of the initial premium. We will not use any statement to cancel the Policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will be deemed representations and not warranties.
                                 INTERPRETATION OF POLICY TERMS AND CONDITIONS
                                 We have full discretion and authority to determine eligibility for benefits and to construe and interpret all terms and provisions of the Policy.
                                 CONTRACT MODIFICATION
                                 The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant
                                 Secretaries.
                                 TAX STATUS
                                 The Policy is intended to qualify as a life insurance contract for federal tax purposes and the Death Benefit under the Policy is intended to qualify for the federal income tax exclusion. The provisions of the Policy, including any rider or endorsement, shall be interpreted to ensure and maintain such tax qualification, despite any other provision to the contrary.
                                 MISSTATEMENT OF AGE AND/OR SEX
                                 If on the date of death of the Last Surviving Insured the Issue Age of an
                                 Insured is understated, or the sex of an Insured is incorrectly stated such that it resulted in lower Costs of Insurance, the Death Benefit will be reduced to the Death Benefit that would have been provided by the last Cost of Insurance charge at the correct Issue Ages and/or sexes.
                                 If on the date of death of the Last Surviving Insured the Issue Age of an
                                 Insured is overstated, or the sex of an Insured is incorrectly stated such that it resulted in higher Costs of Insurance, the Death Benefit will be increased by an amount equal to the excess Costs of Insurance prior to the date of the Last Surviving Insured's death.
                                 Excess Cost of Insurance Charges equal the sum of the following for each
                                 Monthly Activity Date:
                                 (a)  the amount at risk on each Monthly Activity Date; multiplied by
                                 (b)  the difference between the actual Cost of Insurance rate used to determine Monthly Deduction Amounts and the Cost of Insurance rate based on the true age and sex of the Insured; divided by
                                 (c)  1,000.

THE CONTRACT                     SUICIDE
(CONTINUED)                      If, within two years from the Date of Issue, either of the Insureds dies by suicide, Our liability will be limited to the premiums paid less
                                 Indebtedness and any Withdrawals.
                                 If, within two years from the effective date of any increase in the Face
                                 Amount for which evidence of insurability was obtained, either of the
                                 Insureds dies by suicide, while sane or insane, Our liability with respect to such increase will be limited to the Cost of Insurance for the increase.
                                 If an Insured survives after the suicide of one of the Insureds and the surviving Insured is insurable, We will make available a new policy on a single life basis on the life of that surviving Insured without evidence of insurability. The Face Amount, Policy Date, and the Insured's age, sex and
                                 insurance class will be the same as under this Policy. The Suicide and
                                 Incontestability provisions of the new policy will be measured from the Date of Issue of this Policy the Initial Planned Premium for the new policy must be paid within 31 days after We notify You of its availability for the new policy to take effect. However, if the surviving Insured is uninsurable, a new "single-life" policy on the life of that surviving Insured will not be made available and this policy will terminate.
                                 INCONTESTABILITY
                                 With regard to the life of each Insured, We cannot contest the Policy after it has been in force during the Insured's lifetime for two years from its
                                 Date of Issue, except for non-payment of premium.
                                 Any increase in the Face Amount for which evidence of insurability was obtained will be incontestable only after the increase has been in force during the Insured's lifetime for two years from the effective date of the increase.
                                 The Policy may not be contested for more than two years after the reinstatement date.
                                 Any contest We make after the Policy is reinstated will be limited to the material misrepresentations in the evidence of insurability provided to Us in the request for reinstatement. However, the provision will not affect Our right to contest any statement in the original application or a different reinstatement request which was made during the Insured's lifetime for two years from the Date of Issue of the Policy or a subsequent reinstatement date.
                                 NON-PARTICIPATION
                                 The Policy is non-participating. It does not share in Our surplus earnings so You receive no policy dividends under it.
                                 APPEALING DENIAL OF CLAIM
                                 On any denied claim, You or Your representative may appeal to the Company for a full and fair review. You may:
                                 (a)  request a review upon written application within sixty days of receipt of a claim denial;
                                 (b)  review pertinent documents; and
                                 (c)  submit issues and comments In Writing.

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
THE CONTRACT                     SEPARATE ACCOUNTS
(CONTINUED)                      We have exclusive and absolute ownership and control of the assets of Our
                                 Separate Accounts. The assets of a Sub-Account will be available to cover the liabilities of Our General Account only to the extent that those assets exceed the liabilities of that Separate Account arising under the variable life contracts supported by that Separate Account. Such assets will not be chargeable with liabilities arising out of any other business that We may conduct. The assets of a Sub-Account will be valued on each Valuation Day.
                                 Our determination of the value of an Accumulation Unit by the method described in the Policy will be conclusive.
                                 CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
                                 At Our election and subject to any necessary vote by persons having the right to give instructions on the voting of Fund shares held by the
                                 Sub-Accounts, the Separate Account may be operated as a management company under the Investment Company Act of 1940 or any form permitted by law, may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required, or may be combined with one or more
                                 Separate Accounts.
                                 SUB-ACCOUNT, SEPARATE ACCOUNT MODIFICATIONS
                                 Upon notice to You and subject to any required regulatory approvals, We may, from time to time, make certain modifications to this Policy that are necessary to operate the Separate Account in any form permitted under the
                                 Investment Company Act of 1940, or in any form permitted by law, including:
                                 1.   the transfer of value in any Sub-Account to another Sub-Account or to one or more other separate accounts;
                                 2.   add, combine, or eliminate Sub-Accounts in the Separate Account or combine the Separate Account with another separate account;
                                 3.   substitute for the units held by any Sub-Account the units of another
                                      Sub-Account or another investment company or any other investment permitted by law;
                                 4.   make any changes required to comply with the requirements of any Fund, including, but not limited to, the imposition of a redemption charge or other fee by a Fund; or
                                 5.   make any other modifications to the Policy that, in Our judgment, are necessary or appropriate to ensure that it continues to qualify as life insurance under the applicable section(s) of the Internal Revenue Code, or any other applicable law, regulation or interpretation.
                                 Any required approval process for modifications to the Separate Account is on file with the insurance supervisory official of the state in which this
                                 Policy is issued.

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
THE CONTRACT                     VOTING RIGHTS
(CONTINUED)                      We will notify You of any Fund shareholder's meetings at which the shares held for Your Sub-Account may be voted. We will also send proxy materials and instructions for You to vote the shares held for Your Sub-Account. We will arrange for the handling and tallying of proxies received from the
                                 Owners. We will vote the Fund shares held by Us in accordance with the instructions received from the Owners. You may attend any meeting, where shares held for Your benefit may be voted.
                                 In the event that You give no instructions or leave the manner of voting discretionary, We will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received.
                                 Also, We will vote the Fund shares in this proportionate manner, which are held by Us for Our own account.
                                 ANNUAL REPORT
                                 Will send You a report at least once each Policy Year showing:
                                 (a)  the current Account Value, Cash Surrender Value and Face Amount;
                                 (b)  the premiums paid, Monthly Deduction Amounts and loans since the last report;
                                 (c)  the amount of any Indebtedness;
                                 (d)  notifications required by the provisions of the Policy; and
                                 (e)  any other information required by the Insurance Department of the state where the Policy was delivered.
OWNERSHIP AND                    CHANGE OF OWNER OR BENEFICIARY
BENEFICIARY                      The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary(ies), notify Us In Writing while either of the Insureds is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not either of the Insureds is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before
                                 We received the request.
                                 DEATH OF BENEFICIARY
                                 If any named Beneficiary dies before the Last Surviving Insured, that person's interest in this Policy ends, unless such Beneficiary has been named as an irrevocable Beneficiary. If a named Beneficiary dies at the same time as the Last Surviving Insured, or within fifteen days after the Last
                                 Surviving Insured's death, that person's interest ends as though the
                                 Beneficiary died before the Last Surviving Insured. Unless Your Beneficiary designation states otherwise, the Death Benefit will be paid as follows:
                                 (a)  to the primary Beneficiary(ies) who survive(s) the Last Surviving
                                      Insured, or if there are none;
                                 (b)  to the contingent Beneficiary(ies) who survive the Last Surviving
                                      Insured;
                                 (c)  if no Beneficiary survives the Last Surviving Insured, we will pay the
                                      Death Proceeds to You, if You are living, otherwise, We will pay the proceeds to Your estate;

OWNERSHIP AND                    (d)  if multiple Beneficiaries are named to share the Death Proceeds
BENEFICIARY                           equally, We will pay the Death Proceeds to the survivor(s) in equal
(CONTINUED)                           shares;
                                 (e)  if multiple Beneficiaries are named to receive unequal shares of the
                                      Death Proceeds, We will pay the Death Proceeds to the survivors on a pro rata basis and if there is only one surviving multiple Beneficiary,
                                      We pay all of the proceeds to that Beneficiary.
                                 ASSIGNMENT
                                 You may assign the Policy. Until You notify Us In Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.
                                 OWNER'S RIGHTS
                                 While either of the Insureds is alive and no Beneficiary is irrevocably named, You may:
                                 (a)  exercise all the rights and options that the Policy provides or that We permit;
                                 (b)  assign the Policy; and
                                 (c)  agree with Us to any change to the Policy.
TERMINATION                      TERMINATION
                                 The Policy will terminate upon the earliest of the following events:
                                 (a)  the surrender of the Policy; or
                                 (b)  the end of the policy grace period when premiums sufficient to keep the
                                      Policy from terminating are not paid; or
                                 (c)  the date the Last Surviving Insured dies.
CONTINUATION                     GENERAL
BEYOND THE YOUNGER INSURED'S     On the Policy Anniversary on or following the date on which the younger
120                              Insured has Attained Age 120 (or would have, if deceased), the following will occur:
                                 (a)  the Death Benefit Option will be changed to Option A (Level Option)
                                      with no ATTAINED AGE evidence of insurability being required;
                                 (b)  the Face Amount will be set equal to the Death Benefit;
                                 (c)  no future Monthly Deduction Amounts will be deducted from Your Account
                                      Value;
                                 (d)  the Account Value will continue to be valued as described in the
                                      Account Value, Cash Value and Cash Surrender Value provision;
                                 (e)  any loans that are in effect will continue to accrue interest and become part of any Indebtedness;
                                 (f)  loan repayments may be made;
                                 (g)  no new loans or Withdrawals can be requested; and
                                 (h)  no further premiums will be accepted.
                                 The Policy may not qualify as life insurance under the applicable sections of the Internal Revenue Code after attained age 100 and, as a result, the
                                 Policy may be subject to certain tax consequences. You should consult a tax advisor to determine the tax implications, if any, if the Policy continues beyond age 100 as described above. The provision above will in no way modify the Termination provision of any rider(s) attached to this Policy. The
                                 Policy may terminate due to excessive Indebtedness.

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
INCOME SETTLEMENT                AVAILABILITY
OPTIONS                          All or part of the proceeds of the Policy may, instead of being paid in one sum, be left with Us under any one or a combination of the following options, subject to our minimum amount requirements on the date of election.
                                 If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.
                                 We will pay interest on the Death Proceeds as described in the Death Benefit provision. Once payment is made or an Income Settlement Option is elected, these proceeds are then no longer subject to the investment experience of a
                                 Separate Account.
                                 INTEREST
                                 Options 1, 2 and 3 shown below are based on interest at a guaranteed rate of
                                 2% per year.
                                 EXCESS INTEREST
                                 We may pay or credit excess interest of such amount and in such manner as We determine.
                                 DEATH OF PAYEE
                                 If the payee dies while receiving payments under one of the options listed,
                                 We will pay the following:
                                 (a)  any principal and accrued interest remaining unpaid under Option 1 or
                                      2; and
                                 (b)  the value of remaining unpaid guaranteed payments, if any, under Option
                                      3, commuted using interest of 2% per year.
                                 Any such amount will be paid in one sum to the payee's estate.
                                 OPTION 1--INTEREST INCOME
                                 Payments of interest at the rate We declare, but not less than 2% per year, on the amount left under this option. At any time after election of this
                                 Option, You may make a request In Writing, or in a manner satisfactory to
                                 Us, to receive any remaining amount in a lump sum.
                                 OPTION 2--INCOME OF FIXED AMOUNT
                                 Equal payments of the amount chosen until the amount left under this option, with interest of not less than 2% per year, is exhausted. The final payment will be for the balance only.
                                 OPTION 3--INCOME FOR FIXED PERIOD
                                 Payments determined from the table below, are guaranteed for the number of years chosen. The first payment will be due on the date proceeds are applied under this option.


              MONTHLY PAYMENTS              MONTHLY PAYMENTS
  NUMBER        PER $1,000 OF     NUMBER     PER $1,000 OF
  OF YEARS        PROCEEDS       OF YEARS       PROCEEDS
  ---------   ------------------ ---------  -----------------
     1             $ 84.08           10          $ 9.17
     2               42.45           15            6.40
     3               28.58           20            5.03
     4               21.64           25            4.21
     5               17.48           30            3.67

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
                                 To convert the monthly payments shown in the table above for Option 3 to quarterly, semi-annual or annual payments, multiply by the following factors:


PAYMENT INTERVAL                 FACTOR
----------------------          ----------
Quarterly                          2.99
Semi-annual                        5.96
Annual                            11.84


                                 OTHER INCOME SETTLEMENT OPTIONS
                                 Other Income Settlement Options, including Lifetime Settlement Options, are available. Such Options may be subject to different interest rate guarantees.

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                        HARTFORD LIFE INSURANCE COMPANY

                             HOME OFFICE ADDRESS:

                            [200 HOPMEADOW STREET

                         SIMSBURY, CONNECTICUT 06089]

                          (A STOCK INSURANCE COMPANY)

                                (THE "COMPANY")

                     [INDIVIDUAL LIFE OPERATIONS ADDRESS:

                                P.O. BOX 64582

                        ST. PAUL, MINNESOTA 55164-0582

                      TELEPHONE NUMBER: 1-800-231-5453]

                           ADJUSTABLE DEATH BENEFIT

        DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED AS
                            DESCRIBED  ON PAGE 7

                    PREMIUMS PAYABLE AS DESCRIBED ON PAGE 3

                              NON-PARTICIPATING

THE PORTIONS OF THE ACCOUNT VALUE PROVIDED BY THIS CONTRACT THAT ARE IN THE SUB-ACCOUNTS ARE VARIABLE, WILL INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. THE AMOUNT OF THE DEATH BENEFIT WILL BE VARIABLE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED ARE SUBJECT TO THE PROVISIONS DESCRIBED ON PAGE 7. THE NO LAPSE GUARANTEE IS SUBJECT TO THE CONDITIONS DESCRIBED ON PAGE 14.

                                                           [THE HARTFORD LOGO]

                        LAST SURVIVOR FLEXIBLE PREMIUM

                        VARIABLE LIFE INSURANCE POLICY

HL-19217(06)NY                                                                            PRINTED IN U.S.A.